Exhibit 10.5

GUARANTY

This GUARANTY, dated as of [__________], 2014 (this “Guaranty”), is made by each of the undersigned (each a “Guarantor”, and collectively, the “Guarantors”), in favor of [     ] (together with its successors, assigns, endorsees and transferees, the “Buyer”).

W I T N E S S E T H :

WHEREAS, The Wet Seal, Inc., a Delaware corporation with offices located at 26972 Burbank, Foothill Ranch, CA 92610 (the “Company”), and each of the other investors listed on the Schedule of Buyers attached thereto (together with the Buyer, the “Buyers”) are parties to the Securities Purchase Agreement, dated as March 20, , 2014 (as amended, restated, replaced or otherwise modified from time to time, the “Securities Purchase Agreement”), pursuant to which the Company shall be required to sell, and the Buyers shall purchase , the “Notes” issued pursuant thereto (as such Notes may be amended, restated, replaced or otherwise modified from time to time in accordance with the terms thereof, collectively, the “Notes”);

WHEREAS, it is a condition precedent to the Buyers purchasing the Notes that each Guarantor executes and delivers to the Buyer a guaranty guaranteeing all of the obligations of the Company under the Notes and the other Transaction Documents (as defined in the Securities Purchase Agreement); and

WHEREAS, each Guarantor has determined that the execution, delivery and performance of this Guaranty directly benefits, is within the corporate purposes of, and is in the best interest of, such Guarantor.

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Buyer to perform under the Securities Purchase Agreement, each Guarantor hereby agrees with the Buyer as follows:

Section 1.     Definitions. Reference is hereby made to the Securities Purchase Agreement and the Notes for a statement of the terms thereof. All terms used in this Guaranty and the recitals hereto which are defined in the Securities Purchase Agreement or the Notes, and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

“Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code, 11 U.S.C §§ 101 et seq. (or other applicable bankruptcy, insolvency or similar laws).

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Buyer” or “Buyers” shall have the meaning set forth in the preamble hereto.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Company” means The Wet Seal, Inc., a Delaware corporation.

“Event of Default” shall have the meaning set forth in the Notes.

“Governmental Authority” means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranteed Obligations” shall have the meaning set forth in Section 2 of this Guaranty.

“Guarantor” or “Guarantors” shall have the meaning set forth in the preamble hereto.

“Indemnified Party” shall have the meaning as set forth in Section 13 of this Guaranty.

“Inchoate Indemnity Obligations” means, as of any date of determination, any contingent indemnification obligations not yet due.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Interest Rate” shall have the meaning set forth in the Notes.

“Material Adverse Effect” shall have the meaning set forth in the Securities Purchase Agreement.

“Maturity Date” shall have the meaning set forth in the Notes.

“Notes” shall have the meaning set forth in the recitals hereto.

“Obligations” shall mean each of the following obligations, whether direct or indirect, absolute or contingent, and whether now existing or hereafter incurred:

(a)      the payment by the Company, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing to the Buyer by it in respect of the Securities Purchase Agreement, this Agreement, each Note issued to the Buyer, each Warrant issued to the Buyer and the other Transaction Documents;

(b)     in the case of any Guarantors, the payment by such Guarantors, as and when due and payable of all Guaranteed Obligations under the Guaranty, as applicable, including, without limitation, in both cases, (A) all principal of and interest on each Note issued to the Buyer (including, without limitation, all interest that accrues after the commencement of

2

any Insolvency Proceeding of any Guarantor, whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such Insolvency Proceeding), and (B) all fees, interest, premiums, penalties, contract causes of action, costs, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under this Agreement, each Warrant issued to the Buyer and/or any of the Transaction Documents; and

(c)      the due performance and observance by the Company and its Subsidiaries, as applicable, of all other obligations of the Company and/or any of its Subsidiaries from time to time existing in respect of any of the Transaction Documents, including without limitation, with respect to any conversion or redemption rights of the Buyer under each Note issued to the Buyer.

“Other Taxes” shall have the meaning set forth in Section 12 of this Guaranty.

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

“Satisfied in Full” or “Satisfaction in Full” means the indefeasible Satisfaction in Full in cash (or, with respect to any Obligation under any Note issued to the Buyer, upon any conversion or exchange of such Obligation into shares of Common Stock (or other Capital Stock or consideration) in accordance with terms thereof) of all of the Guaranteed Obligations (other than Inchoate Indemnity Obligations).

“Securities Purchase Agreement” shall have the meaning set forth in the recitals hereto.

“Subsidiary” means any Person in which a Guarantor directly or indirectly, (i) owns more than 50% of the outstanding voting Capital Stock of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “Subsidiaries”.

“Taxes” shall have the meaning set forth in Section 12 of this Guaranty.

“Transaction Documents” shall have the meaning as set forth in the Securities Purchase Agreement.

“Transaction Party” means the Company and each Guarantor, and collectively, “Transaction Parties”.

“Warrants” shall have the meaning as set forth in the Securities Purchase Agreement.

Section 2.    Guaranty. The Guarantors, jointly and severally, hereby unconditionally and irrevocably, guaranty the punctual payment, as and when due and payable, by stated maturity or otherwise, of all Obligations of the Company from time to time owing by it in respect of the Securities Purchase Agreement, each Note issued to the Buyer, each Warrant issued to the Buyer and the other Transaction Documents, including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of the Company or any Guarantor, whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such Insolvency Proceeding, and all fees, interest, premiums, penalties,

3

contract causes of actions, costs, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under any of the Transaction Documents (such obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) reasonably incurred by the Buyer in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, each Guarantor’s liability hereunder shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Company to the Buyer under the Securities Purchase Agreement, each Note issued to the Buyer and each Warrant issued to the Buyer but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Transaction Party.

Each Guarantor, and by its acceptance of this Guaranty the Buyer, hereby confirms that it is the intention of all such Persons that this Guaranty and the Guaranteed Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal, provincial or state law to the extent applicable to this Guaranty and the Guaranteed Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Buyer and the Guarantors hereby irrevocably agree that the Guaranteed Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

Section 3.     Guaranty Absolute; Continuing Guaranty; Assignments.

(a)      The Guarantors, jointly and severally, guaranty that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Transaction Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Buyer with respect thereto. The obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce such obligations, irrespective of whether any action is brought against any Transaction Party or whether any Transaction Party is joined in any such action or actions. The liability of any Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives, to the extent permitted by law, any defenses it may now or hereafter have in any way relating to, any or all of the following:

(i)       any lack of validity or enforceability of any Transaction Document or any agreement or instrument relating thereto;

(ii)      any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Transaction Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Transaction Party or otherwise;

(iii)     any taking, exchange, release or non-perfection of any collateral;

4

(iv)     any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(v)      any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Transaction Party;

(vi)     any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other Obligations of any Transaction Party under the Transaction Documents or any other assets of any Transaction Party or any of its Subsidiaries;

(vii)    any failure of the Buyer to disclose to any Transaction Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Transaction Party now or hereafter known to the Buyer (each Guarantor waiving any duty on the part of the Buyer to disclose such information); or

(viii)   any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by the Buyer that might otherwise constitute a defense available to, or a discharge of, any Transaction Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Buyer, or any other Person upon the insolvency, bankruptcy or reorganization of any Transaction Party or otherwise, all as though such payment had not been made.

(b)     This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until Satisfaction in Full of the Guaranteed Obligations (other than Inchoate Indemnity Obligations) and shall not terminate for any reason prior to the respective Maturity Date of each Note issued to the Buyer (other than Satisfaction in Full of the Guaranteed Obligations (other than Inchoate Indemnity Obligations)) and (ii) be binding upon each Guarantor and its respective successors and assigns. This Guaranty shall inure to the benefit of and be enforceable by the Buyer, and its successors, and permitted pledgees, transferees and assigns. Without limiting the generality of the foregoing sentence, the Buyer may pledge, assign or otherwise transfer all or any portion of its rights and obligations under and subject to the terms of any Transaction Document to any other Person who becomes a holder of any Notes, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Buyer herein, in each case as provided in the Securities Purchase Agreement or such Transaction Document.

Section 4.     Waivers. To the extent permitted by applicable law, each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Buyer exhaust any right or take any action against any Transaction Party or any other Person or any Collateral. Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 4 is knowingly made in contemplation of such benefits. The Guarantors hereby waive any right to revoke this Guaranty, and acknowledge that this Guaranty is continuing in

5

nature and applies to all Guaranteed Obligations, whether existing now or in the future. To the extent permitted by applicable law, each Guarantor hereby unconditionally and irrevocably waives (a) any defense arising by reason of any claim or defense based upon an election of remedies by the Buyer that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Transaction Parties, any other guarantor or any other Person or any Collateral, and (b) any defense based on any right of set-off or counterclaim against or in respect of the Guaranteed Obligations of such Guarantor hereunder. Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Buyer to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Transaction Party or any of its Subsidiaries now or hereafter known by the Buyer.

Section 5.     Subrogation. No Guarantor may exercise any rights that it may now or hereafter acquire against any Transaction Party or any other guarantor that arise from the existence, payment, performance or enforcement of any Guarantor’s obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Buyer against any Transaction Party or any other guarantor or any collateral for any Guaranteed Obligations, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Transaction Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until there has been Satisfaction in Full of the Guaranteed Obligations (other than Inchoate Indemnity Obligations). If any amount shall be paid to a Guarantor in violation of the immediately preceding sentence at any time prior to Satisfaction in Full of the Guaranteed Obligations (other than Inchoate Indemnity Obligations) and all other amounts payable under this Guaranty, such amount shall be held in trust for the benefit of the Buyer and shall forthwith be paid to the Buyer to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Transaction Document, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (a) any Guarantor shall make payment to the Buyer of all or any part of the Guaranteed Obligations, and (b) there has been Satisfaction in Full of the Guaranteed Obligations (other than Inchoate Indemnity Obligations), the Buyer will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

Section 6.      Representations, Warranties and Covenants.

(a)      Each Guarantor hereby represents and warrants as of the date first written above as follows:

(i)        The Guarantor (A) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization as set forth on the signature pages hereto, (B) has all requisite

6

corporate, limited liability company or limited partnership, as applicable, power and authority to conduct its business as now conducted and as presently contemplated and to execute and deliver this Guaranty and each other Transaction Document to which the Guarantor is a party, and to consummate the transactions contemplated hereby and thereby and (C) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where the failure to be so qualified would not result in a Material Adverse Effect.

(ii)      The execution, delivery and performance by the Guarantor of this Guaranty and each other Transaction Document to which the Guarantor is a party (A) have been duly authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, (B) do not and will not contravene its charter, articles or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on the Guarantor or its properties do not and will not result in or require the creation of any lien (other than pursuant to any Transaction Document) upon or with respect to any of its properties, and (C) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to it or its operations or any of its properties.

(iii)     No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by the Guarantor of this Guaranty or any of the other Transaction Documents to which the Guarantor is a party (other than expressly provided for in any of the Transaction Documents).

(iv)     Each of this Guaranty and the other Transaction Documents to which the Guarantor is or will be a party, when delivered, will be, a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as may be limited by the Bankruptcy Code or other applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, suretyship or similar laws and equitable principles (regardless of whether enforcement is sought in equity or at law).

(v)      There is no pending or, to the knowledge of the Guarantor, threatened action, suit or proceeding against the Guarantor or to which any of the properties of the Guarantor is subject, before any court or other Governmental Authority or any arbitrator that (A) if adversely determined, could reasonably be expected to have a Material Adverse Effect or (B) relates to this Guaranty or any of the other Transaction Documents to which the Guarantor is a party or any transaction contemplated hereby or thereby.

(vi)    The Guarantor (A) has read and understands the terms and conditions of the Securities Purchase Agreement, the Notes, the Warrants and the other Transaction Documents, and (B) now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Company and the other Transaction Parties, and has no need of, or right to obtain from the Buyer, any

7

credit or other information concerning the affairs, financial condition or business of the Company or the other Transaction Parties that may come under the control of the Buyer.

(vii)    There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

(b)     The Guarantor covenants and agrees that until Satisfaction in Full of the Guaranteed Obligations (other than Inchoate Indemnity Obligations), it will comply with each of the covenants (except to the extent applicable only to a public company) which are set forth in Section 4 of the Securities Purchase Agreement and Section 13 of the Notes as if the Guarantor were a party thereto.

Section 7.     Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, Buyer may, and is hereby authorized to, at any time and from time to time, without notice to the Guarantors (any such notice being expressly waived by each Guarantor to the fullest extent permitted by law), and to the fullest extent permitted by law, subject to the subordination provisions set forth in Section 28 of the Notes, if then applicable, set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Buyer to or for the credit or the account of any Guarantor against any and all obligations of the Guarantors now or hereafter existing under this Guaranty or any other Transaction Document, irrespective of whether or not the Buyer shall have made any demand under this Guaranty or any other Transaction Document and although such obligations may be contingent or unmatured. Buyer agrees to notify the relevant Guarantor promptly after any such set-off and application made by such Buyer, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Buyer under this Section 7 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Buyer may have under this Guaranty or any other Transaction Document in law or otherwise.

Section 8.    Limitation on Guaranteed Obligations. Notwithstanding any provision herein contained to the contrary, each Guarantor’s liability hereunder shall be limited to an amount not to exceed as of any date of determination the lesser of:

(a)      the net amount of all Guaranteed Obligations, plus interest thereon at the applicable Interest Rate as specified in each Note held by the Buyer; and

(b)     the amount which could be claimed by the Buyer from such Guarantor under this Guaranty without rendering such claim voidable or avoidable under the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, Guarantor’s right of contribution and indemnification.

Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guaranty hereunder or affecting the rights and remedies of the Buyer hereunder.

No payment made by the Company, any Guarantor, any other guarantor or any other Person or received or collected by the Buyer from the Company, any of the Guarantors, any

8

other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Guaranteed Obligations or any payment received or collected from such Guarantor in respect of the Guaranteed Obligations), remain liable for the Guaranteed Obligations up to the maximum liability of such Guarantor hereunder until after all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been Satisfied in Full (other than Inchoate Indemnity Obligations).

Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 5) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Guaranteed Obligation, and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Company, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to (i) the amount of such payment or (ii) the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof. Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 8 shall be subrogated to the rights of such Claiming Guarantor under Section 5 to the extent of such payment.

Section 9.     Notices, Etc. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Guaranty must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. All notices and other communications provided for hereunder shall be sent, if to any Guarantor, to the Company’s address and/or facsimile number, or if to the Buyer, to it at its address and/or facsimile number, each as set forth in Section 9(f) of the Securities Purchase Agreement

Section 10.   Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Guaranty shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each Guarantor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such

9

party at the address for such notices to it under Section 9(f) of the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Buyer from bringing suit or taking other legal action against any Guarantor in any other jurisdiction to collect on a Guarantor’s obligations or to enforce a judgment or other court ruling in favor of the Buyer.

Section 11.   WAIVER OF JURY TRIAL, ETC. EACH GUARANTOR AND BUYER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS GUARANTY, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

Section 12.    Taxes.

(a)      All payments made by any Guarantor hereunder or under any other Transaction Document shall be made in accordance with the terms of the respective Transaction Document and shall be made without set-off, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of the Buyer by the jurisdiction in which the Buyer is organized or where it has its principal lending office (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, “Taxes”). If any Guarantor shall be required to deduct or to withhold any Taxes from or in respect of any amount payable hereunder or under any other Transaction Document:

(i)       the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to the Buyer pursuant to this sentence) the Buyer receives an amount equal to the sum it would have received had no such deduction or withholding been made,

(ii)      such Guarantor shall make such deduction or withholding,

(iii)     such Guarantor shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, and

(iv)     as promptly as possible thereafter, such Guarantor shall send the Buyer an official receipt (or, if an official receipt is not available, such other documentation as shall be satisfactory to the Buyer, as the case may be) showing payment.  In addition, each Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Guaranty or any other Transaction Document (collectively, “Other Taxes”).

10

(b)     Each Guarantor hereby indemnifies and agrees to hold each Indemnified Party harmless from and against Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 12) paid by any Indemnified Party as a result of any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Guaranty or any other Transaction Document, and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.  This indemnification shall be paid within thirty (30) days from the date on which the Buyer makes written demand therefor, which demand shall identify the nature and amount of such Taxes or Other Taxes.

(c)     If any Guarantor fails to perform any of its obligations under this Section 12, such Guarantor shall indemnify the Buyer for any taxes, interest or penalties that may become payable as a result of any such failure. The obligations of the Guarantors under this Section 12 shall survive the termination of this Guaranty and the payment of the Obligations and all other amounts payable hereunder.

Section 13.    Indemnification.

(a)      Without limitation on any other obligations of any Guarantor or remedies of the Buyer under this Guaranty, except to the extent resulting from such Indemnified Party’s gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Buyer and each of its affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Transaction Party enforceable against such Transaction Party in accordance with their terms.

(b)     Each Guarantor hereby also agrees that none of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any of the Guarantors or any of their respective affiliates or any of their respective officers, directors, employees, agents and advisors, and each Guarantor hereby agrees not to assert any claim against any Indemnified Party on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the facilities, the actual or proposed use of the proceeds of the advances, the Transaction Documents or any of the transactions contemplated by the Transaction Documents.

Section 14.    Miscellaneous.

(a)      Each Guarantor will make each payment hereunder in lawful money of the United States of America and in immediately available funds to the Buyer, at such address specified by such Buyer from time to time by notice to the Guarantors.

11

(b)      No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by each Guarantor and the Buyer, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)     No failure on the part of the Buyer to exercise, and no delay in exercising, any right hereunder or under any other Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any Transaction Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Buyer provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Buyer under any Transaction Document against any party thereto are not conditional or contingent on any attempt by the Buyer to exercise any of their rights under any other Transaction Document against such party or against any other Person.

(c)     Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d)     This Guaranty shall (i) be binding on each Guarantor and its respective successors and assigns, and (ii) inure, together with all rights and remedies of the Buyer hereunder, to the benefit of the Buyer and its respective successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, the Buyer may assign or otherwise transfer its respective rights and obligations under the Securities Purchase Agreement or any other Transaction Document to any other Person in accordance with the terms thereof, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Buyer herein or otherwise. None of the rights or obligations of any Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of the Buyer.

(e)     This Guaranty reflects the entire understanding of the transaction contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, entered into before the date hereof.

(f)      Section headings herein are included for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose.

Section 15.   Currency Indemnity.

If, for the purpose of obtaining or enforcing judgment against Guarantor in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 15 referred to as the “Judgment Currency”) an amount due under this Guaranty in any currency (the “Obligation Currency”) other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding (a) the date of actual payment of the amount due, in the case of any proceeding in the courts of courts of the jurisdiction that will give effect to such

12

conversion being made on such date, or (b) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 15 being hereinafter in this Section 15 referred to as the “Judgment Conversion Date”).

If, in the case of any proceeding in the court of any jurisdiction referred to in the preceding paragraph, there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt of the amount due in immediately available funds, the Guarantor shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from the Guarantor under this Section 15 shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Guaranty.

Section 16.   Subordination. The obligations of each Guarantor hereunder shall be subordinated to such Guarantor’s obligations under that certain Amended and Restated Credit Agreement entered into between the Company and Bank of America, N.A., dated as of February 3, 2011, as amended from time to time (the “Senior Credit Agreement”), to the same extent and at the same times (i.e. solely upon the occurrence (and during the continuance) of a Proceeding (as defined in the Notes) or a Redemption Event (as defined in the Notes), as applicable) as the Company’s obligations under the Notes are subordinated to its obligations under the Senior Credit Agreement as set forth in Section 28 of the Notes, and such subordination provisions shall apply mutatis mutandis as if set forth herein in full.

Section 17.   Pro Rata Payments. Notwithstanding anything herein or in any other guaranty in favor of any Buyer, all payments required to be made to the Buyer hereunder and to any other Buyers under any similar guarantee shall be made pro rata to all Buyers in accordance with their respective Holder Pro Rata Amount (as such term is defined in the Notes).

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

13

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed by its respective duly authorized officer, as of the date first above written.

GUARANTOR:

[SUBSIDIARY]

By: __________________
Name:
Title:

[SUBSIDIARY]

By: __________________
Name:
Title:

ACCEPTED BY: THE BUYER: __________________________

By:	_______________________
Name:
Title: